SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Directrix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                      Delaware                           13-4015248
    (State of Incorporation or Organization)             (I.R.S. Employer
                                                        Identification no.)

               536 Broadway, 10th Floor
               New York, New York                           10012
    (Address of Principal Executive Offices)              (Zip Code)



If this form relates to the                       If this form relates to the
registration of a class of debt                   registration of a class of
securities and is effective upon                  debt securities and is to
filing pursuant to General Instruction            become effective simultan-
A(c)(1), please check the following box. [ ]      eously with the effective-
                                                  ness of a concurrent
                                                  registration statement under
                                                  the Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(c)(2), please
                                                  check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be registered                             class is to be registered
    ----------------                             -------------------------

    Not Applicable                               Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                     ---------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

     The information required by Item 202 of Regulation S-B is contained in the Registration Statement on Form SB-2 (File No. 333-64485)(the "Registration Statement") of Directrix, Inc. (the "Company"), filed with the Securities and Exchange Commission on September 29, 1998, under the caption "Description of Securities," which is incorporated herein by reference.


Item 2.    Exhibits

     1. Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference);

     2. By-Laws of the Company (filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference); and

     3. Specimen certificate representing shares of the Company's Common Stock, par value $.01 per share, which are being registered herewith (filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    Directrix, Inc.


                                    By: /s/ J. Roger Faherty
                                        ------------------------
                                            J. Roger Faherty
                                            Chairman of the Board and Chief
                                            Executive Officer



Date: November 25, 1998


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